Titan Global Holdings Issues Revenue Guidance for Fiscal 2008 of Record $580 Million
Friday July 27, 4:01 pm ET

Company's Forecast Reflects Launch of Titan Global Energy and Acquisition of $400 Million Appalachian Oil with Continued Success of Communications Division

RICHARDSON, Texas--(BUSINESS WIRE)--Titan Global Holdings, Inc. ("Titan") (OTCBB:TTGL - News), a high-growth diversified holding company, today issued revenue guidance for fiscal 2008, projecting record-setting revenues in excess of $580 million following the formation of Titan Global Energy Division and the announced milestone acquisition of Appalachian Oil Company (Appco), an established petroleum product distribution company that generated revenues of approximately $400 million in fiscal 2006.

The forecasted growth also reflects the continued expansion of Titan's Communications division and technology portfolio of companies, through both internal growth and growth achieved through acquisitions.

"Titan's record revenue guidance is a direct reflection of our firm commitment to consistently delivering exceptional shareholder value through a diversified selection of high growth portfolio companies," said Bryan Chance, Chief Executive Officer of Titan Global Holdings. "Based on our planned acquisition of Appco, the formation of Titan Global Energy, as well as continued growth from our Communications division and the acceleration of operations from our Electronics and Homeland Security division, we anticipate record growth for fiscal year 2008 and well beyond."

The Appco acquisition is anticipated to close no later than September 2007, subject to completion of definitive financing documents and other customary closing conditions. Titan has already entered into a letter of understanding with Greystone Business Credit II with respect to the financing of the acquisition.

Titan Global Energy Division--Projected Revenues: $400 Million

Titan recently formed Titan Global Energy, a division engaged in the acquisition and management of complementary energy sector assets. Titan Global Energy Group, capitalizing on earnings opportunities within the energy sector, has been formed to aggregate energy assets which can provide significant opportunities for revenue and earnings growth.

Titan Energy Group recently announced the execution of a definitive purchase agreement to acquire Appalachian Oil Company, a privately-held company that owns and operates an extensive petroleum product distribution network that generated approximately $400 million in revenues for fiscal 2006. Appco distributes petroleum products to more than 160 dealers in the southeastern United States and owns and operates 56 convenience store locations. Appco has more than 550 employees and maintains long standing partnerships with strategic terminal operators and major oil companies.

"Appco gives us an ideal platform from which to make significant additional acquisitions as we expand into the dynamic energy sector," said Mr. Chance. "The revenue forecast for this division is based upon Appco's current operations and market conditions in the energy sector. We will continue to identify and pursue complimentary assets to Appco to increase revenues. Additionally, we will work diligently with our supplier partners to lead our markets in the introduction and acceptance of biofuels and other products as well."

Titan Communications Division--Projected Revenues: $155 Million

Titan's Communications division is comprised of Oblio Telecom (distribution), Starttalk (international network operations), Titan Wireless (wireless operations) and Pinless (e-commerce applications). During the fourth quarter of fiscal year 2006 the Communications division achieved the significant milestone of moving all international traffic through internal switch operations. This achievement positions the company to continue its accelerated growth in fiscal 2008 with more rapid delivery of new products and more efficient call termination options. The Company also strengthened its vast distribution network extending its reach to over 65,000 retail outlets with the acquisition of Ready Mobile in May 2007. The Communications division generated $89 million in revenues in 2006 and has generated over $80 million in revenues for the nine months ended May 31, 2007.

"We are very pleased with the continued growth of our communications division and believe that it stands on its own as a driver of shareholder value," said Kurt Jensen, President and Chief Executive Officer of Titan Communications. "We continue to expand market share with and through strategic acquisitions such as Ready Mobile. The future looks very bright for our communications division and its continued growth is a priority for our senior management team."

Titan Electronics and Homeland Security--Projected Revenues: $25 Million

Titan's Electronics and Homeland Security division specializes in advanced manufacturing processes to provide quick-turn delivery of printed circuit board prototypes for high-margin markets including Homeland Security and leading high-tech clients. Additionally, Titan PCB East is Military 31032/55110 Certified, providing critical top certification for Homeland Security and military developers and contractors. This division was EBITDA and cash flow positive in Q3 2006 and Q4 2006 with record bookings in September 2006, the first month of Titan's fiscal 2007.

Titan's Electronics and Homeland Security division generated a record $20 million in revenues in 2006 and is expected to generate approximately $23 million in fiscal 2007 . "Our team continues to increase market share and improve efficiencies," stated Curtis Okumura, President and CEO of Titan's Electronics and Homeland Security Division. "During fiscal 2008, we expect to continue the growth trajectory by continuing to add geographic markets, increasing our offerings in the robust defense sector and improving the turn time of our quick turn products."

Titan has reported that the Company's Board of Directors has authorized a definitive strategic plan to spin-off Titan's Printed Circuit Board ("Titan PCB") manufacturing business to its shareholders, creating a new, more strategic independent public entity. The spin-off allows the Company to accelerate strategic transaction flow at all divisions which will significantly build overall shareholder value. It is expected that the spin-off will be completed during our second fiscal quarter.

Corporate Summary

"We are very pleased by the exceptional performance of Titan's management team and with their ability to expand into new and exciting markets as a means to building shareholder value," said David Marks, Chairman of Titan Global Holdings. "We remain focused on expanding revenue and EBITDA through organic growth and acquisitions that represent and deliver a clear value proposition for our shareholders."

About Titan Global Holdings

Titan Global Holdings, Inc. ("Titan") (OTCBB:TTGL - News) is a high-growth diversified holding company with a dynamic portfolio of companies engaged in emerging telecommunications markets, advanced technologies and energy. In its last fiscal year Titan generated in excess of $109 million in revenues on a consolidated basis.

Titan's Oblio Telecom Inc. ("Oblio") telecommunications subsidiary, based in Richardson, Texas, is a market leader in prepaid telecommunications products and the second largest publicly-owned international telecommunications company focused on the prepaid space. Oblio leverages strategic agreements with Tier 1 telecommunications leaders Sprint and Level3 to supply its brand-name prepaid calling cards. Annually Oblio sells an estimated 35 million of its brand-name prepaid calling cards through its established distribution channels estimated at more than 60,000 retail outlets.

Titan Wireless, Inc. ("T Wireless") is Titan's wireless subsidiary and is a mobile virtual network operator ("MVNO"). T Wireless sells its MVNO prepaid wireless products and wireless services through Oblio's established distribution channels. Titan's Electronics and Homeland Security division specializes in advanced manufacturing processes to provide commercial production runs and quick-turn delivery of printed circuit board prototypes for high-margin markets including Homeland Security and high-tech clients.

For more information, please visit: www.titanglobalholdings.com. For investor-specific information and resources, visit http://www.trilogy-capital.com/tcp/titan/ or http://www.b2i.us/irpass.asp?BzID=1314&to=ea&s=0. To view current stock quotes and news, visit http://www.trilogy-capital.com/tcp/titan/quote.html. To view an investor fact sheet about the company, visit http://www.trilogy-capital.com/tcp/titan/factsheet.html.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TTGL could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to complete the Appco acquisition, finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

Contact:
Trilogy Capital Partners
Financial Communications:
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ryon@trilogy-capital.com
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Source: Titan Global Holdings, Inc.